EXHIBIT 21.1

SUBSIDIARIES OF ATLAS ENERGY, L.P.

Name	Jurisdiction
Atlas Resource Partners, L.P.	Delaware
Atlas Resource Partners GP, LLC	Delaware
Atlas Energy Company, LLC	Delaware
Atlas Energy Holdings Corp.	Delaware
Atlas Energy Holdings Operating Company, LLC	Delaware
AED Investments, Inc.	Delaware
Atlas America Mid-Continent, Inc.	Delaware
Atlas Noble, LLC	Delaware
Viking Resources, LLC	Pennsylvania
Atlas Energy Tennessee, LLC	Pennsylvania
Atlas Energy Indiana, LLC	Indiana
Atlas Energy Ohio, LLC	Ohio
Atlas Resources, LLC	Pennsylvania
Atlas Energy Securities, LLC	Delaware
Anthem Securities, Inc.	Pennsylvania
Resource Energy, LLC	Delaware
Resource Well Services, LLC	Delaware
REI-NY, LLC	Delaware
Atlas Lightfoot, LLC	Delaware
Atlas Energy GP, LLC	Delaware
Atlas Pipeline Partners GP, LLC	Delaware
Atlas Pipeline Partners, L.P.	Delaware
Atlas Pipeline Operating Partnership, L.P.	Delaware
APC Acquisition, LLC	Delaware
Atlas Pipeline Tennessee, LLC	Pennsylvania
Atlas Pipeline Mid-Continent, LLC	Delaware
Velma Intrastate Gas Transmission Company, LLC	Delaware
Slider WestOK Gathering, LLC	Delaware
Atlas Pipeline Finance Corp.	Delaware
Atlas Pipeline Escrow, LLC	Delaware
NOARK Energy Services, L.L.C.	Oklahoma
Atlas Midkiff, LLC	Delaware
Atlas Chaney Dell, LLC	Delaware
Atlas Pipeline Mid-Continent WestTex, LLC	Delaware
Atlas Pipeline Mid-Continent WestOk, LLC	Delaware
Setting Sun Pipeline Corporation	Delaware
APL Laurel Mountain, LLC	Delaware
Velma Gas Processing Company, LLC	Delaware
Atlas Pipeline NGL Holdings, LLC	Delaware
Atlas Pipeline NGL Holdings II, LLC	Delaware
Atlas Energy Colorado, LLC	Colorado
Atlas Energy Resource Services, Inc.	Delaware
Atlas Resource Finance Corporation	Delaware
ARP Barnett, LLC	Delaware
ARP Barnett Pipeline, LLC	Delaware
Atlas Barnett, LLC	Texas
ARP Oklahoma, LLC	Oklahoma
APL Barnett, LLC	Delaware
Pecos Pipeline, LLC	Delaware
Tesuque Pipeline, LLC	Delaware
APL Gas Treating, LLC	Delaware
APL Arkoma Holdings, LLC	Delaware
APL Arkoma, Inc.	Delaware
APL Arkoma Midstream, LLC	Delaware